GROVE HOLDINGS LLC REPORTS
                         FIRST QUARTER OPERATING RESULTS

SHADY GROVE, PENNSYLVANIA (FEBRUARY 16, 1999) -- Grove Holdings LLC (the "Company"), a leading international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes, today announced its first quarter of fiscal 1999 operating results for three months ended January 2, 1999.

Net sales for the first quarter of fiscal 1999 decreased $40.7 million, or 19.9%, from $205.0 million in the first quarter of fiscal 1998 to $164.3 million in the first quarter of fiscal 1999. The reduction in quarter to quarter net sales occurred primarily within new equipment sales and resulted from lower unit demands across the Company. After market sales of parts and services also reported a decrease in quarter to quarter net sales during the same period. The after-market sales decline resulted from lower used equipment sales in Europe during the first quarter of fiscal 1999, and reduced parts sales within North America during the same period.

Sales backlog, a measure of firm orders for new equipment and replacement parts, was approximately 28% lower at the end of the first quarter of fiscal 1999 than it was at the close of the first quarter of fiscal 1998.

The following is a summary of net sales for the periods indicated (dollars in millions).

                                              Three Months Ended
                               ----------------------------------------------
                                  December 27, 1997        January 2, 1999
                               ----------------------------------------------
New equipment sold (1)                       $158.5                 $123.2
After-market                                   32.5                   27.7
Other (2) (3)                                  14.0                   13.4
                                             ------                  -----
         Net sales                           $205.0                 $164.3
                                             ======                 ======
-----------------
(1) Includes new equipment sales of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. Excludes specialty cranes and equipment sold to the U.S. Government.
(2) Includes specialty cranes and equipment sold to the U.S. Government and revenues from unit sales accounted for as operating leases.
(3) Includes revenues resulting from a non-recurring refurbishment contract in the first quarter of fiscal 1998 with the Ministry of Defence of the United Kingdom.

Gross profit decreased $16.5 million, or 37.8%, from $43.6 million in the first quarter of fiscal 1998 to $27.1 million in the first quarter of fiscal 1999. The decrease in gross profit was attributable to a decline in unit sales of new products and replacement parts and services. Also affecting the first quarter of fiscal 1999 results were unanticipated costs associated with the U.S. start-up of the Company's new management information systems, which impacted production flow and operations visibility.

The closure of the Company's Sunderland facility in November also resulted in a decrease in first quarter of fiscal 1999 profits. Repositioning the Sunderland aerial work platform production to the U.S. temporarily affected sales volume. However, management believes closing the facility will eventually improve operating earnings, enhance the opportunity for product rationalization savings, and reduce both manufacturing and selling, engineering, general and administrative ("SG&A") costs.

SG&A costs for the first quarter of fiscal 1999 decreased $2.1 million, or 6.6 %, from $31.8 million in the first quarter of fiscal 1998 to $29.7 million in the first quarter of fiscal 1999. The SG&A dollar reduction was primarily attributable to cost reductions implemented at U.S. facilities in August 1998. Included in SG&A for first quarter of fiscal 1999 are approximately $2.0 million of consulting fees paid in connection with the Company's operations improvements program. As a percentage of sales, SG&A was 15.5% for the first quarter of fiscal 1998 versus 18.1% of net sales for the first quarter of fiscal 1999. The percentage increase of SG&A expenses for the first quarter of fiscal 1999 as a percentage of net sales resulted from lower sales volume.

EBITDA for the first quarter of fiscal 1999 was $0.7 million compared to EBITDA of $14.0 million for the first quarter of fiscal 1998. Exhibit II, included herein, restates the EBITDA performance of first quarters fiscal 1999 and 1998 to better illustrate the operational results and take into account certain non-recurring costs and other items. First quarter of fiscal 1999 EBITDA, subject to the adjustments set forth in Exhibit II, was $7.5 million versus the comparable EBITDA of $16.3 million for first quarter of fiscal 1998.

Set forth below is certain information regarding the Company's results of operations for the quarters ended December 27, 1997 and January 2, 1999 (dollars in millions).

                                              Three Months Ended
                               ----------------------------------------------
                                  December 27, 1997        January 2, 1999
                               ----------------------------------------------
Net sales                                    $205.0                 $164.3
Cost of goods sold                            161.4                  137.2
                                             ------                 ------
Gross profit                                   43.6                   27.1
Selling, engineering, general
and administrative expense                     31.8                   29.7
Amortization of goodwill                        2.3                    1.8
Management fees paid to Hanson                  0.2                      -
                                             ------                 ------
EBIT                                         $  9.3                 $ (4.4)
                                             ======                 ======

As stated previously in connection with the acquisition on April 29, 1998, the Company was formed as a limited liability company and its capital structure was changed significantly. Accordingly, comparisons of interest, taxes and net income for the first fiscal quarter of 1999 relative to the first quarter of 1998 would not be meaningful and are therefore not presented.

Company Chairman and CEO, S.J. Bonanno stated: "Our cost reduction and operational improvements initiatives are on track in all areas, and we are excited by our product development efforts and opportunities. Our focus remains simple: First, to become cost competitive. Secondly, to generate revenue and market share growth by rapidly developing and commercializing new products, as well as improving customer support. Finally, we plan to intensify our efforts on being a global presence; the recently announced establishment of a Grove Europe management team is our first step towards this objective. Each of these tasks will not be accomplished overnight, but we continue to make great strides towards our goals."

The Company's operating businesses include Grove Crane, Grove Manlift and National Crane with major manufacturing facilities located in the U.S., Germany and France.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements above constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance (often, but not always, through the use of words or phrases such as "will likely result", "are expected to", "will continue", "anticipates", "expects", "estimates", "intends" "plans", "projects" and "outlook") are not historical facts and may be forward looking. Forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activities, cost savings, performance or achievements of the Company, or industry results to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by such forward looking statements. Such factors include, among others, the following: i)substantial leverage and the ability to service debt; ii) changing market trends in the mobile hydraulic crane, aerial work platform and truck mounted crane industries; iii) general economic and business conditions including a prolonged or substantial recession;
iv) the ability of the company to implement its business strategy and maintain and enhance its competitive strengths; v) the ability of the Company to implement its efficiency and cost savings program; vi) the ability of the Company to obtain financing for general corporate purposes; vii) competition;
viii) availability of key personnel; ix) industry over capacity; and x) changes in, or failure to comply with government regulations. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity or achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward looking statements. Any forward looking statement contained above speak solely as of the date on which such statements are made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

                               GROVE HOLDINGS LLC
                                    EXHIBIT I
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                          --------------------------------------
                                                   Three months ended
                                          --------------------------------------
                                            December 27,         January 2,
                                               1997                 1999
                                          --------------------------------------
Net sales                                 $        204,958     $        164,325

Cost of goods sold                                 161,386              137,242
                                          --------------------------------------
  Gross profit                                      43,572               27,083

Selling, engineering, general, and
administrative expense                              31,989               29,696

Amortization of goodwill                             2,260                1,823
                                          --------------------------------------

--------------------------------------------------------------------------------
Earnings before interest and taxes (EBIT)            9,323               (4,436)
--------------------------------------------------------------------------------

Interest income/(expense)                            1,095              (10,532)
Other income/(expense)                                  35                  (41)

--------------------------------------------------------------------------------
Income before income taxes                          10,453              (15,009)
--------------------------------------------------------------------------------
Other data
----------
Capital expenditures                                 9,629                  950
Cash interest expense incurred                         522               10,367
--------------------------------------------------------------------------------

                               GROVE HOLDINGS LLC
                                   EXHIBIT II
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                          --------------------------------------
                                                   Three months ended
                                          --------------------------------------
                                            December 27,         January 2,
                                               1997                 1999
                                          --------------------------------------
--------------------------------------------------------------------------------
EBIT                                      $          9,323     $         (4,436)
--------------------------------------------------------------------------------

    Depreciation & Amortization                      4,694                5,181

--------------------------------------------------------------------------------
EBITDA                                              14,017                  745
--------------------------------------------------------------------------------
Adjustments
-----------
    Impact of units sold accounted as operating
    leases                                             399                1,207
    Expenses associated with MIS installation          142
    Restructuring charges/Management fees              162
    Sunderland (Gains)/Losses                        1,556                3,554
    George Group expenses                                                 1,990
--------------------------------------------------------------------------------
TOTAL                                               16,276                7,496
--------------------------------------------------------------------------------